AGREEMENT BY AND BETWEEN
Yardville National Bank
Yardville, New Jersey
and
The Office of the Comptroller of the Currency
     Yardville National Bank, Yardville, New Jersey (“Bank”) and the Comptroller of the Currency of the United States of America (“Comptroller”) wish to protect the interests of the depositors, other customers, and shareholders of the Bank, and, toward that end, wish the Bank to operate safely and soundly and in accordance with all applicable laws, rules and regulations.
     The Comptroller, through his/her National Bank Examiner, has examined the Bank, and his/her findings are contained in the Report of Examination (“ROE”) for the examination that commenced on January 3, 2005.
     In consideration of the above premises, it is agreed, between the Bank, by and through its duly elected and Board of Directors (“Board”), and the Comptroller, through his authorized representative, that the Bank shall operate at all times in compliance with the articles of this Agreement.
ARTICLE I
JURISDICTION
     (1) This Agreement shall be construed to be a “written agreement entered into with the agency” within the meaning of
12 U.S.C. § 1818(b)(1).
     (2) This Agreement shall be construed to be a “written agreement between such depository institution and such agency” within the meaning of 12 U.S.C. § 1818(e)(1) and 12 U.S.C. § 1818(i)(2).
     (3) This Agreement shall be construed to be a “formal written agreement” within the meaning of 12 C.F.R. § 5.51(c)(6)(ii).
See 12 U.S.C. § 1831i.

     (4) This Agreement shall be construed to be a “written agreement” within the meaning of 12 U.S.C. § 1818(u)(1)(A).
     (5) All reports or plans which the Bank or Board has agreed to submit to the Assistant Deputy Comptroller pursuant to this Agreement shall be forwarded to:
Kristin A. Kiefer
Assistant Deputy Comptroller
New York Metro West
343 Thornall Street, Suite 610
Edison, New Jersey 08837
ARTICLE II
COMPLIANCE COMMITTEE
     (1) Within sixty (60) days, the Board shall appoint a Compliance Committee of at least six (6) Directors, of which no more than three (3) shall be employees of the Bank or any of its affiliates (as the term “affiliate” is defined in 12 U.S.C. § 371c(b)(1)), or a family member of any such person. Upon appointment, the names of the members of the Compliance Committee shall be submitted in writing to the Assistant Deputy Comptroller. The Compliance Committee shall be responsible for monitoring and coordinating the Bank’s adherence to the provisions of this Agreement.
     (2) The Compliance Committee shall meet at least monthly.
     (3) Within thirty (30) days of the appointment of the Committee and quarterly thereafter, the Compliance Committee shall submit a written progress report to the Board setting forth in detail:
(a)	Actions taken to comply with each Article of this Agreement; and

(b)	The results of those actions.

(c)	A description of the actions needed to achieve full compliance with each Article of this Agreement.
     (4) The Board shall forward a copy of the Compliance Committee’s report, with any additional comments by the Board, to the Assistant Deputy Comptroller.
ARTICLE III
BOARD AND MANAGEMENT SUPERVISION
     (1) Within ninety (90) days, the Board and management shall strengthen supervision presently being provided to the Bank by assessing the Board of Director’s effectiveness, the Bank’s management structure, and staffing requirements in light of the Bank’s present condition. At a minimum, the Board and management shall assess:
(a)	For the Board:
(i)	The Board’s strengths and weaknesses, including an analysis of the necessary qualifications and skills for individual members to serve as effective directors and properly supervise the bank’s affairs;

(ii)	An assessment of the Board committees, especially the Audit Committee, to ensure members are knowledgeable of what is required to establish an effective audit program and capable of implementing this program;

(iii)	An assessment of individual members qualifications and skills compared to necessary qualifications and skills to properly supervise the bank’s affairs;

(iv)	An assessment of whether Board members are receiving adequate information on the operation of the Bank to enable them to fulfill their fiduciary responsibilities and other responsibilities under law;

(v)	Recommendations to correct or eliminate any other deficiencies in the supervision or organizational structure of the Bank.
(b)	For management:
(i)	The identification of present and future management and staffing requirements of each area of the Bank, with particular emphasis given to the commercial lending, credit administration, loan workout, compliance (especially Bank Secrecy Act area), audit, risk management, and financial areas;

(ii)	An evaluation of current lines of authority, reporting responsibilities and delegation of duties for all officers, including identification of any overlapping duties or responsibilities;

(iii)	An evaluation of each senior officer’s qualifications and abilities, at a minimum for senior vice president and above, and a determination of whether each of these individuals possesses the experience and other qualifications required to perform present and anticipated duties of his/her officer position;

(iv)	An evaluation of each objective by which management’s effectiveness will be measured;

(v)	Recommendations as to whether management or staffing changes should be made, including the need for additions to or deletions from the current management team; and

(vi)	A training program to address identified weaknesses in the skills and abilities of the Bank’s staff and management team.
     (2) Within (90) days, the Board shall ensure that the bank has completed a bank wide risk assessment that discusses and reviews all risks relevant to the bank (e.g. credit, interest rate, liquidity, price, transaction, compliance, strategic, and reputation) and including new products and services being considered. The risk assessment should describe for each risk the current risk position, the likely direction of risk over the next twelve months, and the controls in place to mitigate risks. Findings from the risk assessment should be submitted to and reviewed by the Board.
     (3) Within ninety (90) days the Board shall develop, implement, and thereafter ensure Bank adherence to a written plan, with specific time frames, that will correct any deficiencies identified as part of the reviews required.
     (4) The Board shall ensure that the Bank has satisfactory processes, personnel, and control systems to ensure implementation of and adherence to the plan developed pursuant to this Article.
     (5) Copies of the Board’s written plan shall be forwarded to the Assistant Deputy Comptroller. The Assistant Deputy Comptroller shall retain the right to determine the adequacy of the report and its compliance with the terms of this Agreement. In the event the written plan, or any portion thereof, is not implemented, the Board shall immediately advise the Assistant Deputy Comptroller, in writing, of specific reasons for deviating from the plan.

ARTICLE IV
CREDIT RISK
     (1) Within sixty (60) days, the Board shall develop, implement, and thereafter ensure Bank adherence to a written program to improve credit risk processes, especially for problem loan management. The program shall include, but not be limited to:
(a)	Review and/or development of adequate procedures to ensure accuracy of risk ratings and proper and timely problem loan identification;

(b)	Review and/or development of adequate procedures to ensure appropriate non accrual designations, along with proper accounting treatment;

(c)	Review and/or development of adequate procedures to obtain independent valuations, including liquidation values with sales and marketing costs deducted, for collateral on problem loans;

(d)	Review and/or development of adequate procedures to ensure sufficient specific loan loss allocations as part of the impairment analysis required by FAS 114 on loan impairment; and

(e)	Review and/or development of adequate procedures to ensure timely recognition of loan losses, within the quarter of discovery, and in accordance with SFAS 5.
     (2) Within sixty (60) days, the Board shall develop, implement, and thereafter ensure Bank adherence to a written program to improve problem loan management. The program shall include, but not be limited to:

(a)	Procedures for improving the overall quality, including substance and specificity, of the problem loan reports i.e. Classified Credit Memoranda (CCM’s) for the following:
(i)	Brief description of the borrower’s background, causes of problems, and delinquency and accrual status.

(ii)	Basis for the criticism with specific triggering events and timeframes for upgrading or downgrading risk ratings.

(iii)	Specific workout strategies to remove the basis for criticism, target dates, and performance criteria to measure progress toward resolution. Reasons why an objective was not met and alternative courses of action in the event the primary strategy is not feasible.

(iv)	Rationale supporting specific loan loss allocations as required by FAS 114 for loan impairment.

(v)	Losses taken to date and estimates of possible additional losses in succeeding quarters or the full year.
     (3) Within sixty (60) days, the Board shall develop, implement, and thereafter ensure Bank adherence to a written program to strengthen general loan administration. The program shall include, but not be limited to:
(a)	Complete revision of the general credit policy, submit the final version to the Board for approval, and ensure it is effectively implemented.

(b)	Amend policies to include the frequency and type (e.g. compilation, review, or CPA audited) of financial statements required based on the loan size and risk. Also, clarify interim financial statement requirements.

(c)	Improve quality and timeliness of credit analysis in credit approvals and ongoing analysis when updated financials are received, specifically for business operations, management, markets, competition, etc. and discuss reasons for changes in performance.

(d)	Review reasonableness of concentrations of credit to the nursing home and hospitality industries and make changes as appropriate. At a minimum, adopt aggregate Board approved limits for these concentrations of credit due to their larger size and the specialized nature of the industries.

(e)	Ensure the credit administration officer’s lending authority, carried over from a prior position, is promptly retracted to improve separation of the credit line management from credit administration.

(f)	Review adequacy of policies and procedures to ensure adherence with Banking Circular 181 — Purchases of Loans in Whole or In Part-Participations, dated August 2, 1984.

(g)	Review adequacy of policies and practices governing loan covenants to ensure they effectively are used to obtain necessary and satisfactory financial information and require borrower’s to comply with key financial items like debt service coverage, leverage, minimum working capital, minimum net worth, etc. Also, policies should discuss the process for tracking covenants and documenting covenant noncompliance.

(h)	Improve credit file documentation to reflect the borrower’s current status, analysis of repayment ability, and general written memos supporting account officer’s conclusions.

(i)	Review adequacy of procedures for tracking and following up on open credit file documentation items to ensure they are sufficient to include tasks outsourced to attorneys.
     (4) Within sixty (60) days, the Board shall develop, implement, and thereafter ensure Bank adherence to a written program to enhance the Allowance for Loan and Lease Losses (ALLL). The program shall include, but not be limited to:
(a)	Improve analysis of the ALLL by segmenting the large “Commercial General” migration loan pool into several smaller pools consisting of loans with similar risk characteristics, which would provide more meaningful and accurate analysis.

(b)	Expand use of impairment analyses on individual loans as required in FAS 114, which typically would include loans classified doubtful, large loans classified substandard, non-accrual loans, and other large exposures with unique risks. Also, clear documentation must be maintained supporting the basis for impairment amounts (uniform template forms may help facilitate the analysis).

(c)	Amend the ALLL policy to describe loans requiring impairment analyses, line officer/line management responsibilities for developing impairment calculations, and requirements for documentation supporting impairment analyses.

(d)	Expand ALLL information forwarded to the Board to include qualitative factors impacting ALLL adequacy.

     (5) The Board shall submit a copy of the above revised programs to the Assistant Deputy Comptroller.
     (6) At least quarterly, the Board shall prepare a written assessment of the bank’s credit risk, which shall evaluate the Bank’s progress under the aforementioned programs. The Board shall submit a copy of this assessment to the Assistant Deputy Comptroller.
     (7) The Board shall ensure that the Bank has sufficient processes, personnel, and control systems to ensure implementation of and adherence to the programs developed pursuant to this Article.
ARTICLE V
MATTERS REQUIRING ATTENTION
     Within ninety (90) days, the Board and management shall address the Matters Requiring Attention cited in the Report of Examination that relate to Compliance Management and Information Security.
ARTICLE VI
INTERNAL AUDIT
     (1) Within sixty (60) days, the Board shall adopt, implement, and thereafter ensure Bank adherence to an independent, internal audit program that includes the following:
(a)	Revise policies and procedures to improve effectiveness of Board Audit Committee oversight to ensure an adequate internal audit program, qualified and sufficient internal audit staff, timely correction of identified deficiencies, and an effectively administered audit program.

(b)	Strengthen the internal audit program by performing the following:

(i)	Engage an independent firm to review the recently completed self-assessments of Audit Committee members to determine adequacy of their qualifications and their independence;

(ii)	Engage an independent firm to evaluate qualifications of the internal audit manager and internal audit staff as well as the audit manager’s administrative capabilities;

(iii)	Revise the internal audit risk assessment and resulting schedule to ensure they are risk based and include all significant areas of bank operations and important processes;

(iv)	Review and revise procedures to ensure they are sufficient to properly enforce management accountability for correcting identified deficiencies;

(v)	Improve the quality of internal audit reports to ensure the scope and coverage is clear and reasonable, provide useful and specific recommendations, and detail individual loans or other matters with deficiencies.
     (2) As part of this audit program, the Board shall evaluate the audit reports of any third party providing services to the Bank, and shall assess the impact on the Bank of any audit deficiencies cited in such reports.
     (3) The Board shall ensure that the audit function is supported by an adequately staffed department or outside firm, with respect to both the experience level and number of the individuals employed.

     (4) The Board shall ensure that the audit program is independent. The persons responsible for implementing the internal audit program described above shall report directly to the Audit Committee of the Board, which shall have the sole power to direct their activities. All reports prepared by the audit staff shall be filed directly with the Board and not through any intervening party.
     (5) If the Board becomes aware of one or more “material weaknesses” in the “internal control structure and procedures for financial reporting,” and if the weaknesses are not corrected within the quarter identified, the Board must notify the management of the Yardville National Bancorp of the existence of the “material weaknesses.” For purposes of this Article, “material weaknesses” and “internal control structure and procedures for financial reporting,” have the same meaning as the terms are used in Section 404 of the Sarbanes-Oxley Act of 2002 and Statement on Auditing Standards No. 60 (“SAS 60”), respectively.
     (6) Upon adoption, a copy of the internal audit program shall be promptly submitted to the Assistant Deputy Comptroller.
ARTICLE VII
CAPITAL ADEQUACY
     (1) The Bank shall achieve by November 30, 2005 and thereafter maintain the following capital levels (as defined in 12 C.F.R. Part 3):
(a)	Total risk based capital equal to ten and three quarter percent (10.75%);

(b)	Tier 1 capital at least equal to nine and three quarter percent (9.75%) of risk-weighted assets;

(c)	Tier 1 capital at least equal to seven and one half percent (7.5%) of adjusted total assets.
     (2) The requirement in this Agreement to meet and maintain a specific capital level means that the Bank may not be deemed to be “well capitalized” for purposes of 12 U.S.C. § 1831o and 12 C.F.R. Part 6 pursuant to 12 C.F.R. § 6.4(b)(1)(iv).
     (3) The Board shall not declare and the Bank may not pay a dividend except as provided by 12 U.S.C. §§ 56 and 60 and with the prior written approval of the Assistant Deputy Comptroller.
ARTICLE VIII
CLOSING
     (1) Although the Board has agreed to submit certain programs and reports to the Assistant Deputy Comptroller for review or prior written determination of no supervisory objection, the Board has the ultimate responsibility for proper and sound management of the Bank.
     (2) It is expressly and clearly understood that if, at any time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon him by the several laws of the United States of America to undertake any action affecting the Bank, nothing in this Agreement shall in any way inhibit, estop, bar, or otherwise prevent the Comptroller from so doing.
     (3) Any time limitations imposed by this Agreement shall begin to run from the effective date of this Agreement. Such time requirements may be extended in writing by the Assistant Deputy Comptroller for good cause upon written application by the Board.
     (4) The provisions of this Agreement shall be effective upon execution by the parties hereto and its provisions shall continue in full force and effect unless or until such provisions are amended in writing by mutual consent of the parties to the Agreement or excepted, waived, or terminated in writing by the Comptroller.
     (5) This Agreement is intended to be, and shall be construed to be, a supervisory “written agreement entered into with the agency” as contemplated by 12 U.S.C. § 1818(b)(1), and expressly does not form, and may not be construed to form, a contract binding on the OCC or the United States. Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the OCC may enforce any of the commitments or obligations herein undertaken by the Bank under its supervisory powers, including 12 U.S.C. § 1818(b)(1), and not as a matter of contract law. The Bank expressly acknowledges that neither the Bank nor the OCC has any intention to enter into a contract. The Bank also expressly acknowledges that no OCC officer or employee has statutory or other authority to bind the United States, the U.S. Treasury Department, the OCC, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the OCC’s exercise of its supervisory responsibilities. The terms of this Agreement, including this paragraph, are not subject to amendment or modification by any extraneous expression, prior agreements or prior arrangements between the parties, whether oral or written.
     IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller, has hereunto set his/her hand on behalf of the Comptroller.

Kristin A. Kiefer	August 31, 2005

Kristin A. Kiefer	Date
Assistant Deputy Comptroller
New York Metro West

     IN TESTIMONY WHEREOF, the undersigned, as the duly elected and Board of Directors of the Bank, have hereunto set their hands on behalf of the Bank.

James E. Bartolomei	August 31, 2005

James E. Bartolomei	Date

Elbert G. Basolis, Jr.	August 31, 2005

Elbert G. Basolis, Jr.	Date

Lorraine Buklad	August 31, 2005

Lorraine Buklad	Date

Jay G. Destribats	August 31, 2005

Jay G. Destribats	Date

Anthony M. Giampetro, MD	August 31, 2005

Anthony M. Giampetro, MD	Date

Sidney L. Hofing	August 31, 2005

Sidney L. Hofing	Date

Gilbert W. Lugossy	August 31, 2005

Gilbert W. Lugossy	Date

Samuel D. Marrazzo	Date

Louis R. Matlack, PhD	August 31, 2005

Louis R. Matlack, PhD	Date

George D. Muller	Date

Patrick M. Ryan	August 31, 2005

Patrick M. Ryan	Date

Martin Tuchman	August 31, 2005

Martin Tuchman	Date

F. Kevin Tylus	August 31, 2005

F. Kevin Tylus	Date

Christopher S. Vernon	August 31, 2005

Christopher S. Vernon	Date

Robert Workman	August 31, 2005

Robert Workman	Date